                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )


Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/x/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   COHR Inc.

- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5)  Total fee paid:

- --------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

- --------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

     (3)  Filing Party:

- --------------------------------------------------------------------------------

     (4)  Date Filed:

- --------------------------------------------------------------------------------

                                   COHR INC.
                    201 NORTH FIGUEROA STREET, FOURTH FLOOR
                         LOS ANGELES, CALIFORNIA 90012

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 26, 1996

                            ------------------------

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of COHR Inc. (the "Company") will be held at the Holiday Inn at the Long Beach Airport, 2640 Lakewood Boulevard, Long Beach, California on Friday, July 26, 1996 at 10:00 a.m. for the following purposes:

        1. To elect two directors to serve until the 1999 annual meeting.

        2. To receive the report of management.

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on June 12, 1996 will be entitled to vote at the meeting. Each of these shareholders is cordially invited to be present and vote at the meeting in person. A list of these shareholders will be available commencing July 16, 1996 at the offices of the Company for examination by any shareholder for any purpose germane to the annual meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY NOW.

                                          By Order of the Directors

                                          /s/ UMESH MALHOTRA
                                              Umesh Malhotra
                                              Chief Financial
                                                Officer and
                                                 Assistant
                                                 Secretary

               The date of this Proxy Statement is July 1, 1996.

                                   COHR INC.
                    201 NORTH FIGUEROA STREET, FOURTH FLOOR
                         LOS ANGELES, CALIFORNIA 90012

                            ------------------------

                              PROXY STATEMENT FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 26, 1996

                            ------------------------

GENERAL INFORMATION

     Your proxy in the enclosed form is solicited by the directors of COHR Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held on July 26, 1996 for the purposes set forth in the accompanying notice and at any adjournment or postponement of that meeting. The mailing of this Proxy Statement and the accompanying form of proxy to shareholders of the Company is expected to commence on or about July 2, 1996.

     The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the election of directors nominated by management as set forth in this Proxy Statement. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and votes in person.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Solicitation will be made primarily by mail but shareholders may be solicited by telephone, telegraph or personal contact. The directors may retain the services of a proxy-soliciting firm for soliciting proxies from those entities holding shares in street name.

SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any shareholder desiring to have a proposal included in the management proxy statement and form of proxy for the 1997 annual meeting of shareholders must submit that proposal in writing to the executive offices of the Company by February 27, 1997. The bylaws of the Company require that such a proposal state with specificity the nature of the action sought, including the form and text of proposed resolutions, reasonable explanations of the need for the action to be taken, and the age and business background and qualifications of a nominee for directorship. Whether a proposal so submitted shall be presented for action at a meeting of the shareholders shall be at the sole discretion of the Board of Directors.

ELECTION OF DIRECTORS AT 1995 ANNUAL MEETING

     At the 1995 annual meeting of shareholders of the Company, 100 percent of the outstanding shares were voted for or withheld from voting for the election of directors. The following table sets forth the percentages of the total shares voted or withheld from voting for each of the directors at the 1995 annual meeting.

                                                                  PERCENT OF     PERCENT
                            NAME OF DIRECTOR                      VOTES FOR      WITHHELD
        --------------------------------------------------------  ----------     --------
        Paul Chopra.............................................     100%           0%
        Ronnie J. Messenger.....................................     100%           0%
        Lynn P. Reitnouer.......................................     100%           0%
        Stephen W. Gamble.......................................     100%           0%
        James D. Barber.........................................     100%           0%
        Michael I. Matsuura.....................................     100%           0%
        Frederick C. Meyer......................................     100%           0%
        Louis A. Simpson........................................     100%           0%

                               VOTING SECURITIES

     The outstanding securities of the Company at June 12, 1996 consisted of 4,562,000 shares of Common Stock, $0.01 per value per share. Each shareholder of record at the close of business on June 12, 1996 is entitled to one vote for each share of Common Stock then held. As permitted under Delaware law, the bylaws of the Company provide no cumulative voting for the election of directors. Shares of the Company are traded on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"). The following table sets forth the beneficial ownership of the outstanding shares of Common Stock of the Company held at June 12, 1996 by the only persons known to management to be the beneficial owners of more than 5 percent of these shares.

                                                                      SHARES BENEFICIALLY     PERCENT
                                                                          OWNED AS OF           OF
                          BENEFICIAL OWNER                               JUNE 12, 1996         CLASS
- --------------------------------------------------------------------  -------------------     -------
Healthcare Association of Southern California.......................       1,053,030           23.1%
  201 N. Figueroa Street, Suite 400 Los Angeles, California 90012

     On February 22, 1996 the Company completed an initial public offering of 2,000,000 shares of its Common Stock and Healthcare Association of Southern California concurrently sold for its own account 946,970 shares of Common Stock of the Company. Immediately prior to such sale of shares of Common Stock, Healthcare Association of Southern California owned 94.7% of the outstanding shares of Common Stock of the Company.

                             ELECTION OF DIRECTORS

     Two directors are to be elected at the 1996 annual meeting of shareholders, each to hold office until the 1999 annual meeting and until his successor is elected and qualified. It is intended that the proxies received will be voted for election of Paul Chopra and Lynn P. Reitnouer unless authority is withheld, reserving however full discretion to vote such proxies for another person if any nominee is unable or unwilling to serve, an event that is not anticipated. Any votes so cast may be distributed among the persons voted for in such proportion as the persons named in the enclosed proxy shall in their sole judgment determine. In accordance with Delaware law, the bylaws of the Company provide that no shareholder may cumulate votes, that is, cast for any one or more candidates a number of votes greater than the number of the shareholder's shares.

     A plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting at which a quorum is present shall be sufficient to elect two nominees as directors. Withheld votes and broker nonvotes shall have the effect of a negative vote.

     The following table sets forth the shares of Common Stock the Company beneficially owned at June 12, 1996 by each director, the four most highly compensated executive officers of the Company, and by all directors and executive officers of the Company as a group.

                                                                              SHARES
                                                                           BENEFICIALLY
            NAME, AGE AND PRINCIPAL OCCUPATION               DIRECTOR      OWNED AS OF       PERCENT OF
                DURING PREVIOUS FIVE YEARS                    SINCE      JUNE 12, 1996(1)     CLASS(2)
- -----------------------------------------------------------  --------    ----------------    ----------
Paul Chopra, 48;                                              1984            57,500          1.4%
  President and Chief Executive Officer (since 1993),
  President and Chief Operating Officer (1991 to 1993) of
  the Company; Chief Financial Officer of Healthcare
  Association of Southern California, regional healthcare
  trade association, 1985 to 1995.
Lynn P. Reitnouer, 63;                                        1985             5,000          0.1%
  Chairman of the Board of the Company since 1995; partner,
  Crowell, Weedon & Co., an investment banking firm, since
  1969; Director, Hollywood Park, Inc., since 1991.
Ronnie J. Messenger, 51;                                      1984             5,000          0.1%
  Secretary and Treasurer of the Company since 1995;
  President and Chief Executive Officer (since 1992),
  President and Chief Operating Officer (1984 to 1992),
  Paracelsus Healthcare Corporation, owner and operator of
  hospitals and healthcare systems.
Stephen W. Gamble, 66;                                        1984             5,000          0.1%
  Chairman of the Board of the Company, 1984 to 1994; Chief
  Executive Officer of Healthcare Association of Southern
  California, 1977 to 1994.
James D. Barber, 41;                                          1990             5,000          0.1%
  President and Chief Executive Officer (since 1994),
  Executive Vice President and Chief Operating Officer
  (1989 to 1994) of Healthcare Association of Southern
  California.
Michael I. Matsuura, 60;                                      1993             5,000          0.1%
  Senior Vice President, Treasurer and a Director of St.
  Francis Healthcare System of Hawaii since 1994;
  President, St. Francis Healthcare Enterprises, Inc.,
  since 1990; President, Medical Shared Services of Hawaii,
  a regional purchasing group, since 1988.
Frederick C. Meyer, 56;                                       1988             5,000          0.1%
  President and Chief Executive Officer (since 1995), Chief
  Operating Officer (1993 to 1995), Southern California
  Healthcare Systems; President and Chief Executive
  Officer, Methodist Hospital of Southern California, 1985
  to 1993; Director, Healthcare Association of Southern
  California, 1988 to 1992.
Louis A. Simpson, 59;                                         1995             5,000          0.1%
  President and Chief Executive Officer, Capital Operations
  (since 1993), Vice Chairman of the Board (1985 to 1993),
  GEICO Corporation, insurance services; Director of
  Potomac Electric Power Company, Potomac Capital
  Investment Corporation, Salomon, Inc., Pacific American
  Income Shares, Inc., Western Assets Trust, and Thompson
  PBE.
Sandy Morford, 41;                                            *                9,375          0.2%
  Executive Vice President (since 1994), Senior Vice
  President (1979 to 1994) of the Company.
Lisa Sokol, 39;                                               *                9,375          0.2%
  Executive Vice President (since 1995), Senior Vice
  President (1989 to 1995) of the Company.
David Manigault, 37;                                          *                6,875          0.2%
  Executive Vice President (since 1995) and Chief
  Information Officer (since 1984) of the Company.

                                                                              SHARES
                                                                           BENEFICIALLY
            NAME, AGE AND PRINCIPAL OCCUPATION               DIRECTOR      OWNED AS OF       PERCENT OF
                DURING PREVIOUS FIVE YEARS                    SINCE      JUNE 12, 1996(1)     CLASS(2)
- -----------------------------------------------------------  --------    ----------------    ----------
William J. Greenhouse, 44;                                    *                3,750          0.09%
  Senior Vice President, Corporate Development (since
  1992), Senior Vice President, Quality Management (1991 to
  1992) of the Company.
All directors and officers as a group (13 persons)                           128,750          3.1%

- ---------------

  * Not applicable.

(1) Includes shares which may be acquired within 60 days after June 12, 1996 upon the exercise of stock options as follows: Mr. Chopra, 57,500; Mr. Reitnouer, 5,000; Mr. Messenger, 5,000; Mr. Gamble, 5,000; Mr. Barber, 5,000; Mr. Matsuura, 5,000; Mr. Meyer, 5,000; Mr. Simpson, 5,000; Mr.
    Morford, 9,375; Ms. Sokol, 9,375; Mr. Manigault, 6,875; Mr. Greenhouse, 3,750; and all directors and officers as a group (13 persons), 128,750.

(2) In computing the percentage ownership of the shares beneficially owned by a person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days of June 12, 1996, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

     The directors and officers named in the foregoing table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. There are no family relationships among any of the directors and officers.

MEETINGS OF DIRECTORS

     There were seven meetings of the directors during the fiscal year ended March 31, 1996.

COMMITTEE MEETINGS

     The Company's Compensation Committee had two meetings during the fiscal year ended March 31, 1996. The principal functions of this committee are to review the performance of the chief executive officer of the Company and recommend to the Board of Directors of the Company annual salary and bonus amounts for the chief executive officer. The Compensation Committee also administers the issuance of stock options and other awards under the Company's 1995 Stock Option Plan. Messrs. Messenger, Reitnouer, Gamble and Simpson constitute the membership of the Compensation Committee.

     The Company's Audit Committee had one meeting during the 1996 fiscal year. This committee makes recommendations to the Board of Directors of the Company with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports and reviews the performance of overall accounting and financial controls of the Company. The members of the Audit Committee are Messrs. Barber, Matsuura and Meyer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Healthcare Association of Southern California, ("HASC") is a regional trade association comprised of hospitals, integrated health systems, nursing homes and medical groups. HASC owns approximately 23% of the Company's Common Stock. The member organizations of HASC have been substantial consumers of the Company's products and services, accounting for 33% of the Company's revenues for fiscal 1996. HASC and the Company have shared corporate offices and administrative services since 1976. In anticipation of the Company moving its corporate office and certain operations to separate facilities, HASC and the Company have entered into a three-year administrative services agreement, terminable on ninety days' notice. This agreement provides that HASC will pay the Company a fee for specified administrative services to be provided by the Company, including accounting and financing, human resources and certain office services support. This fee is subject to annual adjustment by the cost of living index. In fiscal 1996, this fee was $299,000.

     Mr. Barber, a director of the Company and a member of the Audit Committee, is the President and Chief Executive Officer and a director of HASC. Mr. Chopra, the President and Chief Executive Officer of the Company, is also a director of HASC, and, from 1987 to December 31, 1995, served as the Chief Financial Officer of HASC. Mr. Chopra received no compensation for his services as a director or the Chief Financial Officer of HASC.

     Three of the Company's directors are also executive officers of entities which own or control customers of the Company's services. Mr. Meyer is the president of Southern California Healthcare System, which has three affiliated hospitals and four skilled nursing facilities. Mr. Matsuura is the senior vice president of St. Francis Healthcare System of Hawaii. Mr. Messenger is the president of Paracelsus Healthcare Corporation, which owns and operates 21 acute care hospitals and four skilled nursing facilities hospitals. The transactions of the Company with the organizations with which these directors are affiliated are on the same terms and conditions as those the Company makes available to its other customers.

     On December 5, 1995, the Company entered into a Revolving Credit Agreement with 1st Business Bank, pursuant to which the Company may borrow an aggregate of $2,000,000 through June 30, 1996 at the prime interest rate. The Revolving Credit Agreement provides for monthly payments of interest only until June 30, 1996, at which time all unpaid principal and interest shall become due. The Company intends to use the revolving credit facility for short-term working capital purposes. As security for the revolving credit loans, the Company has granted the bank a lien against all the Company's accounts, equipment, general intangibles, negotiable collateral, inventory, depository accounts and proceeds thereof. The bank shall have the right to accelerate the revolving credit loans upon certain events of default, including failure to pay installments of principal or interest within five days of being due, failure of the Company to meet certain net working capital ratios, current asset to current liability ratios and other periodic financial covenants. HASC had unconditionally guaranteed the payment of the revolving credit loans when due, whether upon maturity or acceleration, but was released from such guarantee upon the consummation of the Company's initial public offering in February 1996.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Directors, officers and each beneficial owner of more than 10 percent of the Common Stock of the Company are required by section 16(a) of the Securities Exchange Act of 1934 to file reports periodically disclosing their transactions in the Company's securities. Based on a review of such reports, Mr. Gamble failed to file on a timely basis during the 1996 fiscal year one report relating to one purchase transaction.

                                  REMUNERATION

SUMMARY OF COMPENSATION

     The following table summarizes the compensation paid or accrued during the fiscal year ended March 31, 1996 to the Company's President and Chief Executive Officer and the four most highly compensated executive officers whose remuneration in all capacities to the Company exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                           ANNUAL COMPENSATION            COMPENSATION
                                                   -----------------------------------   --------------
                                                                         OTHER ANNUAL    NO. OF OPTIONS     LTIP      ALL OTHER
    NAME AND PRINCIPAL POSITION      FISCAL YEAR    SALARY     BONUS     COMPENSATION       GRANTED       PAYOUTS    COMPENSATION
- -----------------------------------  -----------   --------   --------   -------------   --------------   --------   ------------
Paul Chopra, President and               1996      $265,008   $297,227        $ 0            230,000      $      0     $ 16,377
  Chief Executive Officer                1995       231,667     68,203          0                  0       168,645       23,600
                                         1994       200,016     58,740          0                  0             0       23,884
Sandy Morford, Executive Vice            1996      $181,671   $  5,000        $ 0             37,500      $      0     $ 91,286
  President
                                         1995       147,490     47,758          0                  0             0       11,696
                                         1994       117,043          0          0                  0             0       55,802
Lisa Sokol, Executive Vice               1996      $150,000   $  8,000        $ 0             37,500      $      0     $ 74,579
  President
                                         1995       125,955     58,692          0                  0             0       17,351
                                         1994       115,512        526          0                  0             0       71,141
David Manigault, Executive Vice          1996      $163,760   $ 20,000        $ 0             27,500      $      0     $ 35,172
  President and Chief Information        1995        96,912     23,672          0                  0             0        9,278
    Officer
                                         1994        92,304     15,871          0                  0             0       23,693
William J. Greenhouse, Senior Vice       1996      $108,720   $ 35,705        $ 0             15,000      $      0     $ 15,555
  President of Corporate                 1995       101,172     18,019          0                  0             0       14,994
    Development
                                         1994       100,104     19,000          0                  0             0       14,158

EMPLOYMENT AGREEMENT

     On January 1, 1996 Paul Chopra, the Company's President and Chief Executive Officer, entered into a five-year employment agreement with the Company. The term of the employment agreement will automatically extend for additional two-year periods on each second anniversary of the effective date, so that at all times the term of the employment agreement is not less than three nor more than five years, unless a written notice of non-renewal is delivered by either party. The agreement is subject to earlier termination by Mr. Chopra or the Company with or without cause. The agreement provides for a minimum base salary of $265,000, and annual bonuses conditioned on the Company's achievement of certain performance criteria established by the Compensation Committee. The agreement also provides that during the agreement's term the Board will nominate Mr. Chopra for election to the Board by the Company's shareholders. If Mr. Chopra is terminated by the Company without cause, or if the agreement is not renewed by the Company, or Mr. Chopra elects to terminate for cause or following receipt of the Company's notice of non-renewal, or in the event of a change of control, the agreement provides that Mr. Chopra will receive as severance (i) a lump sum payment equal to three years of base salary and bonuses, and (ii) employee benefits for the period ending three years following termination. Change of control is defined in the agreement as any person (other than an employee benefit plan of the Company or HASC) becoming the holder of one-third or more of the voting power of the Company's securities, a merger or consolidation whereby the then current stockholders hold less than a majority of the voting power of the surviving entity, a complete liquidation or agreement for sale of all or substantially all of the assets of the Company or a change in the composition of the Board of Directors over any consecutive 36-month period which results in a majority of the Board being comprised of persons who were not nominated by the Board of Directors of the Company. Mr. Chopra may terminate the agreement for cause upon a material reduction of his duties, reporting relationships or authority, a reduction in compensation or benefits, or a relocation of the principal executive office of the Company outside of the Southern California area. Should any excise tax be imposed under Section 4999 of the Internal Revenue Code for "excess parachute payments" due Mr. Chopra in the event of certain changes of ownership or control of the Company, the employment agreement provides that the Company shall pay such additional compensation as is necessary to put Mr. Chopra in the same after-tax position were no such excise tax paid or incurred. In the event severance payments are to be paid to Mr. Chopra, the employment agreement provides for the exchange of complete releases by each of the Company and Mr. Chopra.

1995 STOCK OPTION PLAN

     Pursuant to the Company's 1995 Stock Option Plan (the "1995 Plan"), certain officers, directors and other key employees of the Company are eligible to receive non-qualified options to purchase the Company's Common Stock. The 1995 Plan is administered by the Compensation Committee of the Board (the "Committee"). The maximum number of shares of Common Stock that may be issued pursuant to options granted under the 1995 Plan is 600,000. The 1995 Plan may be terminated at any time by the Board.

     Under the 1995 Plan, key employees are eligible to be granted options under the 1995 Plan if so selected by the Committee in its absolute discretion. The number of shares subject to option and the term and conditions, including the exercise price per share, shall be set by the Committee; provided, however, that the exercise price shall not be less than the fair market value of the Common Stock as of the date the option is granted. No option granted under the 1995 Plan may be exercised after the expiration of ten years from the date it was granted. Options granted to non-employee directors vest immediately. Options granted to key employees vest in accordance with the following schedule: (i) 25% upon the date of grant, (ii) 50% upon the first anniversary of the date of grant, (iii) 75% upon the second anniversary of the date of the grant, and (iv) 100% upon the third anniversary of the date of the grant.

     Options granted under the 1995 Plan are generally non-transferable. In the event of any merger, consolidation, sale of all or substantially all of the assets of the Company or a liquidation involving the Company, all granted options will immediately vest in the optionee. In the event of an underwritten public offering of shares of the Company's Common Stock, an option holder shall automatically become 50% vested in the nonvested portion of any options previously granted.

     The following table sets forth information regarding the grants of stock options in the fiscal year ended March 31, 1996 to the named executive officers.

                    STOCK OPTION GRANTS IN 1996 FISCAL YEAR

                              INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
- ------------------------------------------------------------------------------            VALUE AT
                                        % OF TOTAL                                ASSUMED ANNUAL RATES OF
                                         OPTIONS                                  STOCK PRICE APPRECIATION
                                        GRANTED TO                                          FOR
                            NO. OF     EMPLOYEES IN    EXERCISE                         OPTION TERM
                            OPTIONS    1996 FISCAL       PRICE      EXPIRATION    ------------------------
           NAME             GRANTED        YEAR        PER SHARE       DATE           5%           10%
- --------------------------  -------    ------------    ---------    ----------    ----------    ----------
Paul Chopra...............  230,000        49.5%         $9.00        02/22/06    $1,301,800    $3,298,200
Sandy Morford.............   37,500         8.1%         $9.00        02/22/06    $  212,250    $  537,750
Lisa Sokol................   37,500         8.1%         $9.00        02/22/06    $  212,250    $  537,750
David Manigault...........   27,500         5.9%         $9.00        02/22/06    $  155,650    $  394,350
William J. Greenhouse.....   15,000         3.2%         $9.00        02/22/06    $   84,900    $  215,100

     The following table sets forth information regarding the exercise of stock options by the named executive officers during the fiscal year ended March 31, 1996 and the value of unexercised options at the end of the 1996 fiscal year.

              AGGREGATED OPTION EXERCISES IN 1996 FISCAL YEAR AND
                        OPTION VALUES AT MARCH 31, 1996

                                                                                                 VALUE OF
                                                                        NUMBER OF          UNEXERCISED IN-THE-
                                                                   UNEXERCISED OPTIONS       MONEY OPTIONS AT
                                                                    AT MARCH 31, 1996         MARCH 31, 1996
                                                                   -------------------     --------------------
                          NO. OF SHARES                               EXERCISABLE/             EXERCISABLE/
        NAME           ACQUIRED ON EXERCISE     VALUE REALIZED        UNEXERCISABLE           UNEXERCISABLE
- ---------------------  --------------------     --------------     -------------------     --------------------
Paul Chopra..........           0                     $0             57,500/172,500        $445,625/$1,336,875
Sandy Morford........           0                     $0              9,375/28,125           $72,656/$217,969
Lisa Sokol...........           0                     $0              9,375/28,125           $72,656/$217,969
David Manigault......           0                     $0              6,875/20,625           $53,281/$159,844
William J.
  Greenhouse.........           0                     $0              3,750/11,250           $29,063/$87,188

Each non-employee director will be granted an option to purchase 2,500 shares of Common Stock on the first and second anniversary date of the effective date of the Company's initial public offering provided that each nonemployee director continues to serve on the Board at the time of grant. Such options will vest immediately upon the date of grant. Except as stated above, any non-employee director who serves on the Committee is not eligible to receive grants of options.

401(K) PLAN

     In October 1994 the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering employees of the Company (excluding certain hourly and commissioned employees) who have completed three months of service with the Company. Pursuant to the 401(k) Plan, an eligible employee may elect to defer from 1% to 15% of the total compensation that would otherwise be paid to such employees, not to exceed the amount allowed by applicable Internal Revenue Service regulations. The Company makes annual contributions to the 401(k) Plan on behalf of each participating eligible employee to match the first 3% of compensation deferred by such employee. Contributions made by the employee are fully vested and are not subject to forfeiture at any time. Company contributions vest over six years of service. The trustee of the 401(k) Plan invests aggregate contributions in any of several mutual funds directed by the employee. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on contributions, will not be taxable to employees until withdrawn, and so that the contributions by employees will be deductible by the Company when made. During the fiscal year ended March 31, 1996, the Company made contributions to the 401(k) Plan on behalf of the named executive officers as follows: Mr. Chopra, $4,688; Mr. Morford, $4,800; Ms. Sokol, $4,500; Mr. Manigault, $3,541; Mr. Greenhouse, $3,246.

MONEY PURCHASE PLAN

     In January 1989, the Company adopted the Money Purchase Plan (the "Money Purchase Plan"), a retirement plan intended to qualify under Section 401(a) of the Internal Revenue Code. The Money Purchase Plan covers all employees of the Company (other than certain hourly and commissioned employees). The Company makes monthly contributions to the Money Purchase Plan for each participating employee ranging from 2.5% of total annual compensation for employees with one to ten years of service up to 10% of total annual compensation for employees of 30 or more years of service, not to exceed $30,000. The contributions are invested in any of several mutual funds directed by the employee. No contributions vest for any employee prior to completion of five years of service; thereafter, contributions are fully vested and not subject to forfeiture. During fiscal 1996, the Company made contributions to the Money Purchase Plan on behalf of the named executive officers as follows: Mr. Chopra, $7,813; Mr. Morford, $8,000; Ms. Sokol, $7,500; Mr. Manigault, $5,902; Mr. Greenhouse, $5,410.

EXECUTIVE LONG-TERM INCENTIVE PLAN

     The Executive Long-Term Incentive Plan (the "LTIP"), administered jointly with HASC, provided that Mr. Chopra be awarded a bonus to range from $62,008 to $380,899 if actual cumulative revenues of the Company for the period commencing April 1, 1993 through March 31, 1996 reached or exceeded certain scheduled anticipated cumulative revenues. Under the LTIP, at no time could the sum of all awards paid to all participants in the LTIP be greater than 6.5% of the Company's earnings before taxes and dividends.

     The following table sets forth the minimum and maximum amounts payable under the LTIP until its termination.

            LONG-TERM INCENTIVE PLAN AWARDS IN THE 1996 FISCAL YEAR

                                                                         ESTIMATED FUTURE PAYOUTS
                                                                     ---------------------------------
                 NAME                    PERIOD UNTIL MATURATION     MINIMUM AMOUNT     MAXIMUM AMOUNT
- ---------------------------------------  -----------------------     --------------     --------------
Paul Chopra............................       April 10, 1996            $ 62,008           $380,899
Sandy Morford..........................                    *                   *                  *
Lisa Sokol.............................                    *                   *                  *
William J. Greenhouse..................                    *                   *                  *
David Manigault........................                    *                   *                  *

- ---------------

* None of Ms. Sokol and Messrs. Morford, Greenhouse and Manigault were eligible to participate in the LTIP.

     Pursuant to the LTIP, deferred compensation expenses amounted to $80,000 and $88,645 for fiscal years 1994 and 1995, respectively. Such amounts were paid to Mr. Chopra in November 1995. Pursuant to the LTIP, an additional $212,254 will be paid to Mr. Chopra in June 1996, at which time the LTIP will terminate.

REPORT OF THE COMPENSATION COMMITTEE REGARDING OFFICER SALARIES IN FISCAL 1996

     Among the factors considered by the Compensation Committee in setting the salaries of the executive officers of the Company for the fiscal year ended March 31, 1996 were the earnings of the Company in the preceding fiscal year compared to the expectations of the Committee for such fiscal year and the Committee's evaluation of the degree of difficulty encountered by management in achieving such earnings posed by national and local economic conditions generally and other unforeseen circumstances; the Committee's evaluation of each officer's skill and judgment in carrying out his assigned duties; the salaries paid to persons in similar positions in other companies in the same geographic area; and the Company's own historical patterns of remuneration. The salaries set for fiscal 1996 were also affected by negotiation between the Committee and the executive officers.

                                          By the Committee:

                                          Ronnie J. Messenger
                                          Lynn P. Reitnouer
                                          Stephen W. Gamble
                                          Louis A. Simpson

COMPARISON OF SHAREHOLDER RETURN ON INVESTMENT

     The following graph compares the percentage change in the cumulative total shareholder return on the Common Stock of the Company from February 16, 1996, the first day of trading on NASDAQ of the Company's Common Stock, through March 31, 1996 (the "Measurement Period"), and June 21, 1996 with the cumulative total return (assuming reinvestment of dividends) of (i) the Russell 2000 Index, a broad equity market index, and (ii) a peer group of national outsourcing service organizations for hospitals, integrated health systems and alternate site providers believed by the Company's management to be comparable to those of the Company.

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE
            COMPANY, THE RUSSELL 2000 INDEX AND PEER GROUP COMPANIES







                     COHR INC. DAILY PRICE-VOLUME ANALYSIS
                                2/16/96-6/21/96






                                    (CHART)

RELATIVE STOCK PRICE PERFORMANCE
2/16/96-6/21/96



 Measurement Period
(Fiscal Year Covered)                            COHR              Composite         Russell 2000
02/16/96                                        100.00              100.00              100.00
03/05/96                                          98.1                99.4               101.6
03/20/96                                         116.2               101.6               102.1
04/04/96                                         133.3               102.9               104.1
04/22/96                                         161.1               101.2               106.0
05/07/96                                         187.0                99.2               107.5
05/22/96                                         196.3               102.6               113.4
06/07/96                                         181.5               101.7               111.6
06/21/96                                         175.9               103.5               107.3

     As used in the foregoing table the cumulative total shareholder return on the Common Stock of the Company is measured by dividing the sum of (a) the cumulative amount of dividends assuming dividend reinvestment and (b) the difference between the share price at the end and the beginning of the Measurement Period by the share price at the beginning of the Measurement Period.

DIRECTOR'S CASH COMPENSATION

     The Company pays an annual fee of $12,000 to its independent directors (directors who are not employees or officers of the Company). Directors who are employees or officers of the Company, except for the Chairman of the Board, are not paid director's fees. The Chairman of the Board is paid an annual fee of $24,000 for serving as a director. The Company also reimburses directors for expenses incurred in connection with their activities on behalf of the Company. In addition, each independent director receives $1,000 for attending each meeting of the Board of Directors or a committee thereof not held on the day of a Board of Directors meeting. Directors also are entitled to participate in the 1995 Stock Option Plan of the Company. See "Remuneration -- 1995 Stock Option Plan."

     From August 1994 to December 31, 1995, Stephen W. Gamble, a director of the Company, performed consulting services for the Company. Such services included introductions to potential customers, customer relations and assistance in selecting media placements for the Company's communications program. The aggregate remuneration paid to Mr. Gamble for such services was $29,895 in fiscal 1996. See "Election of Directors -- Certain Relationships and Related Transactions."

                             INDEPENDENT ACCOUNTANT

     The Company's independent accountant for the fiscal year ended March 31, 1996 was Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to attend the annual meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. The Company has not yet selected an accounting firm to perform the audit of the Company's financial statements for the fiscal year ending March 31, 1997 inasmuch as such action is customarily taken by the Audit Committee later during the fiscal year.

                                 OTHER MATTERS

     The directors know of no other matters to be presented for action at the meeting. As to any matter which may properly come before the meeting, the proxies confer discretionary authority on the persons named therein and those persons will vote their proxy in accordance with their best judgment with respect thereto.

                                          By Order of the Directors

                                          /s/ UMESH MALHOTRA
                                          Umesh Malhotra
                                          Chief Financial Officer and
                                          Assistant Secretary

July 1, 1996
Los Angeles, California

PROXY

                                    COHR INC.

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 26,1996

     The undersigned hereby appoints Paul Chopra and Lynn P. Reitnouer, or either of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of COHR Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of said company to be held July 26, 1996, or any adjournment or postponement thereof, as specified below.

     This proxy will be voted as you specify on the reverse hereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN PROPOSAL 1 ON THE REVERSE HEREOF, ALL OF WHOM WILL BE NOMINATED BY THE BOARD OF DIRECTORS OF COHR INC. FOR ELECTION AS DIRECTORS. In the election of directors, the named proxy holders may not cumulate votes. If any nominee is unable or unwilling to serve or is otherwise unavailable, said proxy holders shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such votes in such proportions among other nominees as they in their sole judgment shall determine.

                   PROXY SOLICITED ON BEHALF OF THE DIRECTORS

              (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)

                              - FOLD AND DETACH HERE -

                                                              Please mark
                                                             your votes as
                                                             indicated in
                                                             this example.
                                                                  /X/

                                     FOR
                                  (except as        WITHHOLD
                               indicated to the    AUTHORITY
1. Election of the following    contrary below)   TO VOTE FOR
   nominees as directors:            / /              / /


   Nominees:  Paul Chopra and Lynn P. Reitnouer.


   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.



2. As they shall in their sole judgment determine on any other matter that may properly come before the meeting or any adjournment or postponement thereof.



Signature(s)________________________________________Dated:_______________, 1996
Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.

                              - FOLD AND DETACH HERE -